EXHIBIT 22.1
CONSENT OF KING GRIFFIN AND ADAMSON P. C.


                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT



         We consent to the incorporation by reference in this Registration Statement on Form S-8 (pertaining to the registration of 4,063,764 shares of common stock issuable to consultants and upon the exercise of certain warrants and options) of our report dated March 19, 2001, relating to the consolidated financial statements appearing in the Annual Report on Form 10-KSB of eClickMD, Inc. as of December 31, 2000, and for each of the years in the two-year period ended December 31, 2000 and to the reference to us under the heading "Experts" in this Registration Statement.



                                           KING GRIFFIN & ADAMSON P.C.



Dallas, Texas
April 11, 2001